Exhibit 10.3

EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

THIS EXPORT-IMPORT LOAN AND SECURITY AGREEMENT (this “EXIM Agreement”) dated as of the Effective Date by and between by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”) and ATRICURE, INC., a Delaware corporation with its chief executive office located at 6217 Centre Park Drive, West Chester, Ohio 45069 (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

(a) Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of the date hereof (as may be amended from time to time, the “Domestic Agreement”), together with related documents executed in conjunction therewith, (as may be amended from time to time, the “Domestic Loan Documents”).

(b) Borrower and Bank desire in this EXIM Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by the EXIM Bank.

(c) Accounting terms not defined in this EXIM Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP unless provided otherwise herein. Capitalized terms not otherwise defined in Section 13 of this EXIM Agreement shall have the meanings set forth in Section 13 of the Domestic Agreement. All other terms contained in this EXIM Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2 LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this EXIM Agreement.

2.1.1 Revolving EXIM Advances.

(a) Availability. Subject to the terms and conditions of this EXIM Agreement and to deduction of Reserves, Bank will make EXIM Advances to Borrower up to the Availability Amount. Amounts borrowed under the Revolving Line may be repaid, and prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the earlier of (i) the Revolving Line Maturity Date or (ii) the termination of the Domestic Agreement, when the principal amount of all EXIM Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.2 Overadvances. If at any time or for any reason the total of all outstanding EXIM Advances exceeds the Availability Amount (such excess amount being an “Overadvance”), Borrower shall immediately pay the amount of the excess to Bank, without notice or demand. Without limiting Borrower’s obligation to repay to Bank the amount of any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rate; EXIM Advances. Subject to Section 2.3(b), the principal amount of EXIM Advances outstanding under the Revolving Line shall accrue interest at a floating per annum rate based on Borrower’s Adjusted Quick Ratio (and the existence or non-existence of an Event of Default) as set forth below, which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.

Adjusted Quick Ratio as of the end of a month and Event of Default status	Interest Rate

Greater than or equal to 2.00:1.00, and no Event of Default has occurred and is continuing	The First Tier Rate

Greater than or equal to 1.50:1.00, but less than 2.00:1.00, and no Event of Default has occurred and is continuing	The Second Tier Rate

Less than 1.50:1.00, or an Event of Default has occurred and is continuing	The Regular Rate

The rate in effect as of the Effective Date is the Second Tier Rate. Changes in the interest rate based on the Borrower’s Adjusted Quick Ratio as provided above shall go into effect as of the first day of the month following the month in which Borrower’s financial statements are received by Bank. If, based on the Adjusted Quick Ratio as shown in Borrower’s financial statements, there is to be an increase in the interest rate, the interest rate increase may be put into effect by Bank as of the first day of the month following the month in which Borrower’s financial statements were due, even if the delivery of the financial statements is delayed. The Regular Rate shall go into effect immediately upon the occurrence and during the continuance of an Event of Default unless Bank otherwise elects from time to time in its sole discretion to delay its effect or impose a smaller increase.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) unless Bank otherwise elects from time to time in its sole discretion to impose a smaller increase. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d) [Intentionally omitted].

(e) Debit of Accounts. Bank may debit the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

(f) Payment; Interest Computation; Float Charge. Interest is payable monthly on the last calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all Payments received on or before 12:00 noon Pacific time on any Business Day shall be deemed received on such Business Day, (ii) all Payments received after 12:00 noon Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (iii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. In addition, so long as any principal or interest with respect to any EXIM Advance is outstanding, Bank shall be entitled to charge Borrower a “float” charge in an amount equal to two (2) Business Days interest, at the interest rate applicable to the EXIM Advances, on all Payments received by Bank other than Payments in the form of electronic wire or ACH transfers in immediately available funds. The float charge for each month shall be payable on the last day of the month. Bank shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.

2.4 Fees. Borrower shall pay to Bank:

(a) Commitment Fee. A fully earned, non-refundable commitment fee, payable in accordance with the terms and conditions of the Domestic Agreement; and

(b) Bank Expenses. All Bank Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this EXIM Agreement) incurred through and after the Effective Date, when due.

2.5 Use of Proceeds. Borrower will use the proceeds of the EXIM Advances only for the purposes specified in the Borrower Agreement. Borrower will not use the proceeds of the EXIM Advances for any purpose prohibited by the Borrower Agreement.

2.6 EXIM Guaranty. To facilitate the financing of Eligible EXIM Accounts, the EXIM Bank has agreed to guarantee the EXIM Loans made under this EXIM Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement (collectively, the “EXIM Guaranty”). If, at any time after the EXIM Guaranty has been entered into by Bank, for any reason other than due to any action or inaction of Borrower under the EXIM Guaranty, (a) the EXIM Guaranty shall cease to be in full force and effect, or (b) the EXIM Bank declares the EXIM Guaranty void or revokes any obligations thereunder or denies liability thereunder, Borrower shall immediately repay all outstanding EXIM Advances hereunder, and Borrower shall cash collateralize all issued and undrawn letters of credit issued by Bank under this EXIM Agreement, if any. If, at any time after the EXIM Guaranty has been entered into by Bank, (x) the EXIM Guaranty shall cease to be in full force and effect, or (y) the EXIM Bank declares the EXIM Guaranty void or revokes any obligations thereunder or denies liability thereunder, Borrower shall repay all Exim Advances in full within three (3) days of any such termination or other limitation or impairment of the Exim Guaranty. Nothing in any confidentiality agreement, in this EXIM Agreement or in any other agreement, shall restrict Bank’s right to make disclosures and provide information to the EXIM Bank in connection with the EXIM Guaranty.

2.7 Borrower Agreement. Borrower shall execute and deliver a Borrower Agreement, in the form specified by the EXIM Bank (attached hereto as Annex A), in favor of Bank and the EXIM Bank, and, as necessary, together with an amendment thereto approved by the EXIM Bank to conform certain terms of such Borrower Agreement to the terms of this EXIM Agreement (as amended, the “EXIM Borrower Agreement”). When the Borrower Agreement is entered into by Borrower and the EXIM Bank and delivered to Bank, this EXIM Agreement shall be subject to all of the terms and conditions of the Borrower Agreement, all of which are hereby incorporated herein by this reference. From and after the time Borrower and the EXIM Bank have entered into the Borrower Agreement and delivered the same to Bank, Borrower expressly agrees to perform all of the obligations and comply with all of the affirmative and negative covenants and all other terms and conditions set forth in the Borrower Agreement as though the same were expressly set forth herein. In the event of any conflict between the terms of the Borrower Agreement (if then in effect) and the terms of this EXIM Agreement, the terms of this EXIM Agreement shall apply. Borrower acknowledges and agrees that it has received a copy of the Loan Authorization Agreement which is referred to in the Borrower Agreement. If the Borrower Agreement is entered into by Borrower and the EXIM Bank and delivered to Bank, Borrower agrees to be bound by the terms of the Loan Authorization Agreement, including, without limitation, by any additions or revisions made prior to its execution on behalf of EXIM Bank. Upon the execution of the Loan Authorization Agreement by EXIM Bank and Bank, it shall become an attachment to the Borrower Agreement. Borrower shall reimburse Bank for all fees (to the extent disclosed to Borrower prior to the Effective Date) and all out of pocket costs and expenses incurred by Bank with respect to the EXIM Guaranty and the Borrower Agreement, including, without limitation, the facility fee referred to in Section 2.4(a), and Bank is authorized to debit any of Borrower’s deposit accounts with Bank for such fees, costs and expenses when paid by Bank. To the extent that the Borrower Agreement is inconsistent with the provisions of this Agreement or the Domestic Agreement, the provisions of this Agreement and the Domestic Agreement shall control. Without limiting the foregoing, (a) Section 6.13 of the Domestic Agreement will govern as to any requests or demands made by Bank pursuant to Section 2.02 of the Borrower Agreement, (b) Section 6.2 of the Domestic Agreement shall govern as to any reports and schedules requested by Bank pursuant to Section 2.04 or 2.05 of the Borrower Agreement, (c) Section 6.6 of the Domestic Agreement shall govern with respect to inspections of the Collateral and the Borrower’s facilities and the conducting of field examinations by the Bank pursuant to Section 2.12 of the Borrower Agreement, (d) Section 6.2 of the Domestic Agreement shall govern with respect to notices of events required under Section 2.18 of the Borrower Agreement, (e) Section 6.7 of the Domestic Agreement will govern with respect to any insurance required by the Bank pursuant to Section 2.19 of the Borrower Agreement, (f) Section 7.3 of the Domestic Agreement will govern with respect to the transactions described in Section 2.22 of the Borrower Agreement and (g) Section 8.1 of the Domestic Agreement will govern with respect to any Default or Event of Default described in Section 2.23 of the Borrower Agreement.

3 CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to the Loan Documents to which it is a party;

(b) the Economic Impact Certification, Loan Authorization Notice and EXIM Bank Application Form, in each case duly executed and together with original signatures, as applicable;

(c) duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(d) a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signatures thereto;

(e) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof; and

(f) delivery of all such other documents as Bank reasonably deems necessary or appropriate.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) Except as otherwise provided in Section 3.4, timely receipt of any export purchase order and an EXIM Borrowing Base Certificate relating to the request;

(b) except as otherwise provided in Section 3.4, timely receipt of an executed Transaction Report;

(c) the representations and warranties in Section 5 shall be true in all material respects on the date of the Transaction Report and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d) in Bank’s reasonable discretion, there has not been a Material Adverse Change; and

(e) the EXIM Guaranty shall be in full force and effect.

3.3 Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this EXIM Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank’s reasonable discretion.

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this EXIM Agreement, to obtain an EXIM Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Pacific time on the Funding Date of the EXIM Advance. Together with such notification, Borrower must promptly deliver to Bank by electronic mail or facsimile a completed EXIM Borrowing Base Report (if required) executed by a Responsible Officer or his or her designee. Bank shall credit EXIM Advances to the Designated Deposit Account. Bank may make Advances under this EXIM Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this EXIM Agreement), in each case, to the extent that a security interest in such Collateral can be perfected pursuant to Article 8 or Article 9 of the Code. If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this EXIM Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this EXIM Agreement in all of the Collateral (with the exception of Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles) is subject to and subordinate to the security interest granted to Bank in the Domestic Agreement and the security interest created in the Domestic Agreement with respect to such Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles is subject to and subordinate to the security interest granted to Bank in this EXIM Agreement with respect to such Export-Related Accounts Receivable, Export-Related Inventory and any Export-Related General Intangibles.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral which is not otherwise permitted by the terms hereof, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Domestic Loan Documents. The representations and warranties contained in the Domestic Loan Documents, which are incorporated into this EXIM Agreement by reference, are true and correct, and shall survive the termination of the Domestic Agreement.

5.2 Borrower Agreement. The representations and warranties contained in the Borrower Agreement, which are incorporated by reference into this EXIM Agreement, are true and correct in all material respects.

5.3 Accounts Receivable.

(a) For each Account with respect to which EXIM Advances are requested, on the date each EXIM Advance is requested and made, such Account shall meet the Minimum EXIM Eligibility Requirements set forth in Section 13 below.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible EXIM Account in any EXIM Borrowing Base Certificate. To Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

6 AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Domestic Loan Documents. Borrower shall comply in all material respects with the terms and provisions of the Domestic Loan Documents, which terms and provisions are incorporated into this EXIM Agreement and shall survive the termination of the Domestic Agreement, which shall include, without limitation, compliance with the financial reporting requirements set forth in the Domestic Agreement and the financial covenants set forth in the Domestic Agreement.

6.2 Borrower Agreement. Except as otherwise provided herein (including pursuant to Section 2.7), Borrower shall comply with all of the terms of the Borrower Agreement, including without limitation, the delivery of an EXIM Borrowing Base Certificate on the last Business Day of each week (monthly, within fifteen (15) days after the end of each month during a Streamline Period), and with each request for a Credit Extension, including, without limitation, any and all notices required pursuant to the Borrower Agreement.

6.3 Terms of Sale. For those countries listed on the then-current Country Limitation Schedule (found at http://www.exim.gov/tools/country/country_limits.cfm), Borrower will, if required by EXIM Bank or Bank, cause all sales of products on which Credit Extensions are based to be supported by one or more irrevocable letters of credit in an amount and of a matter, naming a beneficiary and issued by a financial institution acceptable to Bank and negotiated by Bank. It is Borrower’s sole responsibility to stay apprised of any updates to the Country Limitation Schedule.

6.4 Reporting Requirements. Except as otherwise provided herein (including pursuant to Section 2.7), Borrower shall deliver all reports, certificates and other documents to Bank as provided in the Borrower Agreement, including, without limitation, an EXIM Borrowing Base Certificate on a monthly basis, purchase orders and any other information that Bank and EXIM Bank may reasonably request. In addition, Borrower shall comply with the reporting requirements set forth in the Domestic Loan Documents.

6.5 EXIM Insurance. If required by Bank in its commercially reasonable judgment, Borrower will, for all sales of products on which an EXIM Advance is based to those countries listed on the then-current Country Limitation Schedule for which credit insurance is required by EXIM Bank or pursuant to such Country Limitation Schedule, obtain, and pay when due all premiums with respect to, and maintain uninterrupted, foreign credit insurance. In addition, if requested by Bank, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by EXIM Bank insuring against comprehensive commercial and political risk (the “EXIM Bank Policy”). The insurance proceeds from the EXIM Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this EXIM Agreement in accordance with Section 9.5. Borrower will immediately notify Bank and EXIM Bank in writing upon submission of any claim under the EXIM Bank Policy. It is Borrower’s sole responsibility to stay apprised of any updates to the Country Limitation Schedule.

6.6 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this EXIM Agreement.

7 NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1 Domestic Loan Documents. Violate or otherwise fail to comply with any provisions of the Domestic Loan Documents, which provisions are incorporated into this EXIM Agreement by reference, and shall survive the termination of Domestic Agreement.

7.2 Borrower Agreement. Except as otherwise provided herein (including pursuant to Section 2.7), violate or otherwise fail to comply with any provision of the Borrower Agreement, including, without limitation, the negative covenants set forth therein.

7.3 EXIM Guaranty. Take any action that causes or, with the passage of time, could cause, the EXIM Guaranty to cease to be in full force and effect.

8 EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this EXIM Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date including, without limitation, as required pursuant to Section 2.6 hereof, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this EXIM Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.4 Domestic Default. The occurrence of an Event of Default under the Domestic Loan Documents. The terms and provisions of the Domestic Agreement are hereby incorporated by reference and shall survive the termination of the Domestic Agreement; or

9 BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following to the extent not prohibited by applicable law:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.3 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this EXIM Agreement or under any other agreement between Borrower and Bank;

(c) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

(d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(g) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h) demand and receive possession of Borrower’s Books; and

(i) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Accounts Collection. When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this EXIM Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5 Application of Payments and Proceeds. Unless an Event of Default has occurred and is continuing, Bank shall apply any funds in its possession, whether from Borrower account balances, payments, or proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, first, to Bank Expenses, including without limitation, the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Bank in the exercise of its rights under this EXIM Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges, in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.6 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.7 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this EXIM Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this EXIM Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.8 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.9 EXIM Direction. Upon the occurrence of an Event of Default, EXIM Bank shall have right to (i) direct Bank to exercise the remedies specified in Section 9.1 hereof and (ii) request that Bank accelerate the maturity of any other loans to Borrower.

9.10 EXIM Notification. Bank has the right to immediately notify EXIM Bank in writing if it has knowledge of any of the following events: (1) any failure to pay any amount due under this EXIM Agreement; (2) the EXIM Borrowing Base is less than the sum of the outstanding Credit Extensions; (3) any failure to pay when due any amount payable to Bank under any Loan Documents owing by Borrower to Bank; (4) the filing of an action for debtor’s relief by, against or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

If Bank sends a notice to EXIM Bank, Bank has the right to send EXIM Bank a written report on the status of events covered by the notice every thirty (30) days after the date of the original notification, until Bank files a claim with EXIM Bank or the defaults have been cured (but no EXIM Advances may be required during the cure period unless EXIM Bank gives its written approval). If directed by EXIM Bank, Bank will have the right to exercise any rights it may have against the Borrower to demand the immediate repayment of all amount outstanding under the EXIM Loan Documents.

10 NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”), other than EXIM Advance requests made pursuant to Section 3.4, by any party to this EXIM Agreement or any other Loan Document must be in writing and be delivered or sent by facsimile at the addresses or facsimile numbers listed below. Each such Communication shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below. Bank or Borrower may change its address, facsimile number, or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	AtriCure, Inc. 6217 Centre Park Drive West Chester, Ohio 45069
Attn: Julie A. Piton Fax: (513) 644-1315 Email: ipiton@atricure.com

If to Bank:	Silicon Valley Bank
380 Interlocken Crescent, Suite 600
Broomfield, Colorado 80021
Attn: Adam Glick
Fax: (303) 469-9088
Email: aglick@svb.com

With a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attn: Charles W. Stavros, Esquire
Fax: (617) 880-3456
Email: cstavros@riemelaw.com

11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREINABOVE, BANK SHALL SPECIFICALLY HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12 GENERAL PROVISIONS

12.1 Successors and Assigns. This EXIM Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this EXIM Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this EXIM Agreement and the other Loan Documents. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, Bank shall not assign any interest in the Loan Documents to an operating company which is a direct competitor of Borrower.

12.2 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this EXIM Agreement.

12.4 Severability of Provisions. Each provision of this EXIM Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Bank provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Bank and Borrower.

12.6 Amendments in Writing; Integration. All amendments to this EXIM Agreement must be in writing signed by both Bank and Borrower. This EXIM Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this EXIM Agreement and the Loan Documents merge into this EXIM Agreement and the Loan Documents.

12.7 Counterparts. This EXIM Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one EXIM Agreement.

12.8 Survival. All covenants, representations and warranties made in this EXIM Agreement continue in full force until this EXIM Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this EXIM Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the

Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain (other than as a result of a disclosure by the Bank) or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) disclosed to Bank by a third party if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution, unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this EXIM Agreement.

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11 Right of Set Off. Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations in accordance with Section 9.5. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.12 Borrower Agreement; Cross-Collateralization; Cross-Default; Conflicts. All rights and remedies under this EXIM Agreement, the Domestic Agreement and the Borrower Agreement are cumulative. The term “Obligations” as used in this EXIM Agreement, the Domestic Agreement and the Borrower Agreement shall include without limitation the obligation to pay when due all loans made pursuant to this EXIM Agreement and the Borrower Agreement (the “EXIM Loans”) and all interest thereon and the obligation to pay when due all EXIM Advances made pursuant to the terms of this EXIM Agreement and all interest thereon. Without limiting the generality of the foregoing, the security interest granted herein covering all “Collateral” as defined in this EXIM Agreement, the Domestic Agreement and the Borrower Agreement shall secure all EXIM Loans and all Advances and all interest thereon, and all other Obligations. Any Event of Default under this EXIM Agreement shall also constitute a default under the Domestic Agreement and the Borrower Agreement, and any default under the Domestic Agreement and/or the Borrower Agreement shall also constitute an Event of Default under this EXIM Agreement. In the event Bank assigns its rights under this EXIM Agreement and/or under any note evidencing EXIM Loans and/or its rights under the Domestic Agreement and the Borrower Agreement and/or under any note evidencing any EXIM Advances, to any third party, including, without limitation, the EXIM Bank, whether before or after the occurrence of any Event of Default, Bank shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the EXIM Agreement and the Borrower Agreement and/or note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrower.

13 DEFINITIONS

13.1 Definitions. Except as otherwise defined, terms that are capitalized in this EXIM Agreement shall have the meaning assigned in the Domestic Agreement. As used in this EXIM Agreement, the following terms have the following meanings:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the EXIM Borrowing Base minus (b) the outstanding principal balance of any EXIM Advances. In no event shall the aggregate amount of all Credit Extensions under this EXIM Agreement outstanding at any time together with all other Credit Extensions (as defined in the Domestic Agreement) under the Domestic Agreement (other than the Term Loan) exceed Ten Million Dollars ($10,000,000).

“Bank” is defined in the preamble hereof.

“Borrower” is defined in the preamble hereof.

“Borrower Agreement” is defined in Section 2.7.

“Buyer” is defined in the Borrower Agreement.

“Capital Good” is defined in the Borrower Agreement.

“Country Limitation Schedule” is defined in the Borrower Agreement.

“Credit Extension” is any EXIM Advance or any other extension of credit hereunder by Bank for Borrower’s benefit, including, without limitation, Credit Extensions made pursuant to the Domestic Agreement.

“Default Rate” is defined in Section 2.3(b).

“Domestic Agreement” is defined in Section 1.1(a).

“Domestic Loan Documents” is defined in Section 1.1(a).

“Effective Date” is the date Bank executes this EXIM Agreement and as indicated on the signature page hereof.

“Eligible EXIM Accounts” means Accounts arising in the ordinary course of Borrower’s business from Non-U.S. Account Debtors, which meet all Borrower’s representations and warranties in Section 5.3, conform in all respects to the EXIM Borrower Agreement, are payable in the United States and which Bank, in its good faith business judgment, shall deem eligible for borrowing (the “Minimum EXIM Foreign Eligibility Requirements”). Unless Bank agrees otherwise in writing, Eligible EXIM Accounts shall not include any Accounts:

(a) that do not arise from the sale of Items in the ordinary course of Borrower’s business;

(b) that are not subject to a valid, perfected and enforceable first-priority security interest in favor of Bank;

(c) as to which any covenant, representation or warranty contained in the Loan Documents relating to such Account has been breached;

(d) that are not owned by Borrower or Accounts subject to any right, claim or interest of another party other than the Lien in favor of Bank;

(e) with respect to which an invoice has not been sent;

(f) generated by the sale or provision of defense articles or services, subject to exceptions approved in writing by EXIM Bank;

(g) due and payable from a military Buyer, subject to exceptions approved in writing by EXIM Bank;

(h) that are due and payable from a foreign Buyer located in a country with which EXIM Bank is legally prohibited from doing business as set forth in the current Country Limitation Schedule. (Note: If the Borrower has knowledge that an export to a country in which EXIM Bank may do business, as set forth in the current Country Limitation Schedule, will be re-exported to a country with which EXIM Bank is legally prohibited from doing business, the corresponding receivables (or a pro-rata portion thereof) are not eligible for inclusion in the EXIM Borrowing Base);

(i) that do not comply with the requirements of the Country Limitation Schedule;

(j) that, by their respective original terms, are due and payable more than one hundred eighty (180) days from the date of invoice;

(k) that are not paid within sixty (60) calendar days from their respective due date unless insured through EXIM Bank with export credit insurance for comprehensive commercial and political risk or through an EXIM Bank-approved private insurer for comparable coverage, in which case ninety (90) calendar days shall apply;

(l) that arise from a sale of goods to or performance of services for an employee, stockholder, or subsidiary of the Borrower, intra-company receivables or any receivable from a stockholder, any person or entity with a controlling interest in the Borrower or which shares common controlling ownership with the Borrower;

(m) that are backed by letters of credit unless the Items covered by the subject letter of credit have been shipped, or where the covered services have been provided;

(n) that the Bank or EXIM Bank, in its respective reasonable judgment, deem uncollectible or unacceptable; this category includes, but is not limited to, finance charges or late charges imposed on the foreign buyer by the Borrower as a result of the foreign buyer’s past due status;

(o) that are denominated in non-U.S. currency, unless such Accounts are pre-approved in writing by EXIM Bank;

(p) that do not comply with the terms of sale as set forth by EXIM Bank;

(q) that is due and payable from a Buyer who (i) applies for, suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) takes any action for the purpose of effecting any of the foregoing ;

(r) that arise from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis or is evidenced by chattel paper;

(s) for which the Items giving rise to such Accounts have not been shipped to the Buyer or, when the Items are services, such services have not been performed or when the export order specifies a timing for invoicing the Items other than shipment or performance and the Items have not been invoiced in accordance with such terms of the export order, or Accounts that do not otherwise represent a final sale;

(t) that are subject to any offset, deduction, defense, dispute, or counterclaim, or the buyer is also a creditor or supplier of the Borrower, or Accounts which are contingent in any respect or for any reason;

(u) for which the Borrower has made any agreement with the buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment;

(v) for which any of the Items giving rise to such Account have been returned, rejected, or repossessed;

(w) that arise from the sale of Items that do not meet 50% U.S. content requirements; or

(x) that is deemed to be ineligible by EXIM Bank.

Bank reserves the right at any time after the Effective Date to adjust the Minimum EXIM Foreign Eligibility Requirements in its good faith business judgment and establish new criteria to determine the foregoing.

“Eligible EXIM Inventory” means, at any time, the aggregate of Borrower’s Inventory, which may include raw materials, works in progress, and finished goods accompanied by a purchase order, and does not include Inventory that:

(a) is not subject to a valid, perfected, and enforceable first priority Lien in favor of the Bank;

(b) is located at an address that has not been disclosed to the Bank in writing;

(c) is not located in the United States, unless pre-approved by EXIM Bank in writing;

(d) is placed by the Borrower on consignment or held by the Borrower on consignment;

(e) is in the possession of a processor or bailee, or located on premises leased or subleased to the Borrower, or on premises subject to a mortgage in favor of a party other than the Bank, unless such processor or bailee or lessor or sublessor or mortgagee (as applicable) of such premises has executed and delivered all documentation which the Bank shall require to evidence its priority with respect to such Inventory as well as its right to gain access to such Inventory;

(f) is produced in violation of the Fair Labor Standards Act or subject to the “hot goods” provisions contained in 29 U.S.C. 215 or any successor statute or section;

(g) is in breach of any covenant, representation, or warranty applicable to such Inventory contained in the Loan Documents;

(h) is not in compliance with the fifty percent (50%) U.S. content requirements;

(i) is demonstration Inventory;

(j) is proprietary software (i.e., software designed solely for the Borrower’s internal use and not intended for resale);

(k) is damaged, obsolete, returned, defective, recalled or unfit for further processing;

(l) has been previously exported from the U.S.;

(m) constitutes or will be incorporated into goods that constitute, defense articles or services;

(n) is a good or will be incorporated into goods that will be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities without EXIM Bank’s prior written consent;

(o) is a good or will be incorporated into goods destined for shipment to a country with which EXIM Bank is legally prohibited from doing business as designated in the current Country Limitation Schedule, or that the Borrower has knowledge will be re-exported by a foreign buyer to a country in which EXIM Bank is legally prohibited from doing business;

(p) is a good or is to be incorporated into goods destined for shipment to a buyer in a country in which EXIM Bank coverage is not available for commercial reasons as designated in the current Country Limitation Schedule, unless and only to the extent that such Inventory is sold to such foreign buyer on terms of an irrevocable letter of credit confirmed by a bank acceptable to EXIM Bank;

(q) constitutes or is to be incorporated into goods whose sale would result in an Account that would not be an Eligible EXIM Account;

(r) is included as “eligible inventory” under any other credit facility to which Borrower is a party; or

(s) is, or is to be incorporated into, goods that shall be incorporated into Capital Goods, unless the transaction is in accordance with Section 2.14 “Economic Impact Approval” of the Borrower Agreement.

“Event of Default” is defined in Section 8.

“EXIM Advance” or “EXIM Advances” means an advance (or advances) under the Revolving Line.

“EXIM Bank” means Export-Import Bank of the United States.

“EXIM Borrowing Base” is (a) eighty-five percent (85%) of Eligible EXIM Accounts, plus (b) sixty-five percent (65%) of Eligible EXIM Inventory, but in any event not to exceed the lesser of (a) One Million Dollars

($1,000,000) or (b) sixty percent (60%) of all the EXIM Borrowing Base; provided however, that Bank may decrease the foregoing amount and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral. For purposes of determining the EXIM Borrowing Base, the value ascribed to the Eligible EXIM Inventory will be the Export-Related Historical Inventory Value (as such term is defined in the Borrower Agreement) of the Borrower’s Inventory.

“EXIM Borrowing Base Certificate” is that certain certificate describing the calculation of the EXIM Borrowing Base, a form of which will be provided by Bank to Borrower.

“EXIM Guaranty” is defined in Section 2.5.

“EXIM Loans” is defined in Section 12.13.

“EXIM Note” is a certain Promissory Note of even date executed by Borrower in connection with this EXIM Agreement.

“Export-Related Accounts Receivable” is defined in the Borrower Agreement.

“Export-Related General Intangibles” is defined in the Borrower Agreement.

“Item” and “Items” is defined in the Borrower Agreement.

“Loan Documents” are, collectively, this EXIM Agreement, the Domestic Loan Documents, the Borrower Agreement, the EXIM Guaranty, the EXIM Note, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower, any Guarantor and/or for the benefit of Bank in connection with this EXIM Agreement, all as amended, restated, or otherwise modified.

“Minimum EXIM Eligibility Requirements” is defined in the defined term “Eligible EXIM Accounts”.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this EXIM Agreement, the Domestic Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit, cash management services, if any, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

“Revolving Line” is an EXIM Advance or EXIM Advances in an aggregate amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000) outstanding at any time.

“Revolving Line Maturity Date” is the earlier to occur of (i) the nullification, revocation or any other action, condition or occurrence which causes the EXIM Guaranty to cease to be in full force and effect and (ii) April 30, 2012.

“Transaction Report” is the Bank’s standard reporting package for reporting sales, collections, credit memoranda and other Collateral adjustments, including, without limitation, the EXIM Borrowing Base Certificate, provided by Bank to Borrower and as attached as Exhibit B hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this EXIM Agreement to be executed as of the Effective Date.

BORROWER:

ATRICURE, INC.

By
Name:
Title:

BANK:

SILICON VALLEY BANK

By
Name:
Title:

Effective Date: September     , 2010

[Signature page to Export-Import Loan and Security Agreement]

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter.

1

EXHIBIT B

Transaction Report (w/EXIM Borrowing Base Certificate)

(see attached)

1

Annex A

BORROWER AGREEMENT